FIRST MIDWEST FINANCIAL, INC.
                  Executive Officer Incentive Stock Option Plan
                          for Mergers and Acquisitions



Statement of Policy

         It is the policy of First Midwest Financial, Inc. (the "Company") to maintain a program by which the executive officers of the Company are awarded incentive stock options in accordance with the Company's long-term objective of growth through mergers and acquisitions. As such, the Company shall award incentive stock options to executive officers of the Company upon the consummation of mergers and acquisitions according to the criteria listed below.


Guidelines for Award of Incentive Stock Options

1. The award of incentive stock options shall be effective upon the closure of a merger or acquisition of a financial institution.

2. The recipient shall be immediately 100% vested as of the effective date of grant in the incentive stock options awarded under this plan .

3. The award of incentive stock options under this plan shall be subject to the availability of such stock options. In the event that stock options are not available in amounts sufficient to meet the total award under this plan, the available stock options will be awarded on a pro-rata basis to the recipients.

4. The exercise price of the incentive stock options awarded under this plan shall be the closing average bid/ask market price on the effective date of grant.

5. The total number of incentive stock options awarded under this plan shall be allocated as follows:

                  James S. Haahr                                             40%
                  To be determined by the Board of Directors                 60%


Amount of Incentive Stock Options Awarded

                                                Total Number of Incentive
      Dollar Amount of Assets Acquired:                 Stock Options
      ---------------------------------                  -------------

           Under $100 milllion                             22,500
           $100-$150  million                              30,000
           $150-$200  million                              37,500
           $200-$250  million                              45,000
           $250-$300 million                               52,500
           $300-$400 million                               60,000
           $400-$500 million                               67,500
           Over $500 million                               75,000